                                                                     EXHIBIT 5.1

                        WYRICK ROBBINS YATES & PONTON LLP
                                Attorneys at Law

                                   The Summit
                        4101 Lake Boone Trail, Suite 300
                       Raleigh, North Carolina 27607-7506

                                December 19, 2001


Salix Pharmaceuticals, Ltd.
8540 Colonnade Center Drive
Suite 501
Raleigh, North Carolina 27615

       Re:  Post-Effective Amendment No. 1 to Registration Statement on Form S-3
            --------------------------------------------------------------------

Ladies and Gentlemen:

       We have examined the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 filed by Salix Pharmaceuticals, Ltd., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), in connection with the assumption by the Company of the Registration Statement on Form S-3 (No. 333-63748) of Salix Pharmaceuticals, Ltd. The Registration Statement covers 1,960,000 shares of the Company's Common Stock, $0.001 par value per share (the "Shares"). The Shares are to be resold as described in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

       We have reviewed the Company's charter documents and the proceedings taken in connection with the original issuance of the Shares. Based on that review, we are of the opinion that under the corporate laws of the State of Delaware the Shares are legally and validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                        Very truly yours,

                                        /s/ WYRICK ROBBINS YATES & PONTON LLP